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        Exhibit 21 - Subsidiaries of Registrant

             Unless otherwise indicated, Avatar owns, directly or through a subsidiary, all of the outstanding capital stock of each of the below listed active subsidiaries.

    Name                                                State of Incorporation
    American Cablevision Services,  Inc.                Florida
    Avatar Communities,  Inc.                           Florida
     Avatar Communities of Arizona,  Inc.               Arizona
     Avatar Communities of California,  Inc.            California
     Avatar Communities of Connecticut,  Inc.           Connecticut
     Avatar Communities of District of Columbia,  Inc.  District of Colombia
     Avatar Communities of Georgia,  Inc.               Georgia
     Avatar Communities of Illinois,  Inc.              Illinois
     Avatar Communities of Indiana,  Inc.               Indiana
     Avatar Communities of Massachusetts,  Inc.         Massachusetts
     Avatar Communities of Michigan,  Inc.              Michigan
     Avatar Communities of Nevada,  Inc.                Nevada
     Avatar Communities of New Jersey,  Inc.            New Jersey
     Avatar Communities of New York,  Inc.              New York
     Avatar Communities of Ohio,  Inc.                  Ohio
     Avatar Communities of Pennsylvania,  Inc.          Pennsylvania
     Avatar Communities of Wisconsin,  Inc.             Wisconsin
     Avatar Finance,  Inc.                              Delaware
      Avatar Mortgage Funding,  Inc.                    Delaware
        Avatar Homesite Mortgage Trust                  New York (1)
     Avatar International Sales of U.S.A.,  Inc.        Delaware
    Avatar Properties Inc.                              Florida
     Avatar Camelot Isles,  Inc.                        Florida
     Avatar Leisure Lakes,  Inc.                        Florida
     Avatar Vacation Resorts, Inc.                      Florida
      Sunrise Ridge Resort, Inc.                        Tennessee
     Banyan Bay Development Corporation                 Florida
     Barefoot Bay Corporation                           Florida
     Barefoot Bay Development Corporation               Florida
     Cape Coral Development Corporation                 Florida
      Cape Coral Realty,  Inc.                          Florida
     Country Club Inn,  Inc.                            Florida
     Fort Myers Construction Co.,  Inc.                 Florida
     Golden Gate Realty,  Inc.                          Florida
     Kissimmee Construction Corporation                 Florida
     Lee Investment Company,  Inc.                      Florida
     Poinciana Golf and Racquet Club,  Inc.             Florida
     Poinciana New Township,  Inc.                      Florida
     Rio Rico Properties Inc.                           Arizona
      Rio Rico Construction Company,  Inc.              Arizona
      Rio Rico Golf and Country Club                    Arizona
      Rio Rico Realty,  Inc.                            Arizona
     Tarpon Point,  Inc.                                Florida
    Avatar Realty Inc.                                  Delaware
     Avatar Condominium Management Inc.                 Florida
      Avatar Asset Management,  Inc.                    Florida
     Avatar Development Corporation                     Florida
      Harbor Islands Clubs, Inc.                        Florida

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        Exhibit 21- Subsidiaries of Registrant  (continued)
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

      Harbor Islands Community Management, Inc.         Florida
        Harbor Islands Community Services, Inc..        Florida
      Harbor Islands Realty, Inc.                       Florida
     Avatar Georgetown Inc.                             Delaware
     Dorten,  Inc.                                      Florida
     GACL,  Inc. of California                          California
      Mulholland Hills Associates                       California (2)
      Optimum Environments Inc.                         California
    Parkway Mortgage Company,  Inc.                     Florida
    Rio Rico Utilities Inc.                             Arizona
    Avatar Utilities Inc.                               Delaware (3)
     Avatar Utility Services,  Inc.                     Florida
     Poinciana Utilities Inc.                           Florida
     Barefoot Bay Propane Gas Company                   Florida
     Consolidated Water Company                         Delaware (4)
      FCWC Holdings,  Inc.                              Delaware (5)
        Florida Cities Water Company                    Florida

        Notes to Exhibit 21 - Subsidiaries of Registrant:

          (1) Partnership owned 95% by Avatar Mortgage Funding Inc. and 5% by Avatar Properties Inc.

          (2) Partnership owned 99% by GACL, Inc. of California and 1% by Lee Investment Company, Inc.

          (3) Avatar Utilities Inc. owns over 99% of the outstanding shares of common stock of Consolidated Water Company. All of the outstanding shares of preferred stock of Consolidated Water Company are owned by other interests.

          (4) Consolidated Water Company owns all of the outstanding common stock of FCWC Holdings, Inc.

          (5) FCWC Holdings, Inc. owns all of the common and preferred stock of Florida Cities Water Company. FCWC Holdings, Inc. has one class of preferred stock owned by outside interests.




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